Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

      This INVESTOR RIGHTS AGREEMENT (this “Agreement”) is dated as of June 30, 2004 among Healthaxis Inc., a Pennsylvania corporation (the “Company”) and the various person identified and listed on the signature pages hereto (each referred to herein as a “Holder” and collectively, the “Holders”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Preferred Stock Modification Agreement, dated May 12, 2004, between the Company and the Holders (the “Preferred Stock Agreement”).

      WHEREAS, the execution of this Agreement is a condition to the Closing described in the Preferred Stock Agreement;

      NOW THEREFORE, in consideration of the promises and mutual covenants and agreements hereinafter, the Company and the Holders hereby agree as follows:

ARTICLE I.

GENERAL RESTRICTIONS ON TRANSFER

      1.1     No Holder shall directly or indirectly effect any sale, transfer, assignment, gift, exchange, pledge, hypothecation, encumbrance or other disposition of any shares of Preferred Stock, Warrants or Underlying Shares (collectively, the “Transfer Restricted Securities”), or any interest therein, whether voluntary or involuntary and regardless of the nature or method thereof (other than an exchange, reclassification or other conversion of the Transfer Restricted Securities into cash, securities or other property pursuant to a merger, consolidation or recapitalization of the Company) (each, a “Transfer”), prior to the first anniversary of the Closing Date, except in accordance with this Agreement and applicable federal and state securities laws and regulations.

ARTICLE II.

RESTRICTIONS ON PRIVATE SALE TRANSACTIONS

      2.1     The Initial Transfer Restriction Period. For a period of one hundred twenty (120) days from the Closing Date (the “Initial Transfer Restriction Period”), the Holders will be subject to the following restrictions on any Transfer of the Transfer Restricted Securities other than through the public market as specified in Article III, as follows:

a. Each Holder may Transfer the Transfer Restricted Securities in one or more transactions; provided that, the buyer in any such transaction (a “Private Buyer”) or in one or a series of transactions, does not directly or indirectly acquire, after giving effect to such transaction or series of transactions, in the aggregate, more than 1,000,000 shares of Common Stock or Warrants (collectively, “Common Equivalents”) from the Holders (note that upon a Transfer in compliance with the terms of this Agreement, the shares of Preferred Stock that are the subject of such a Transfer shall automatically convert into shares of Common Stock pursuant to the terms of the Amended and Restated Certificate); and provided further that such Private Buyer is not in any way affiliated (within the meaning of Rule 405 of the Securities Act of 1933, as amended) with any other Private Buyer, is not acting in concert with any other Private Buyer and is not a member of a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) that includes another Private Buyer as a member.

b. Subject to compliance with applicable securities laws, there is no limit on the number of Private Buyers to whom any Holder may Transfer the Transfer Restricted Securities.

c. No approval is required for Transfers consummated in compliance with Section 2.1(a) (subject to the Company’s receipt of a certification from the relevant Holder(s) that it has made a good faith inquiry of the Private Buyer with respect to the matters covered in the second proviso of Section 2.1(a) and that it has no reason to believe that all of the terms of Section 2.1(a) have not been complied with). Each of the Holders agrees that, prior to any Transfer during the Initial Transfer Period, it shall request a written representation or certification from the relevant Private Buyer that such Private Buyer meets the requirements of the second proviso of Section 2.1(a); provided, however that in no event shall the failure of such Private Buyer to make such written representation or certification preclude the proposed Transfer or preclude the Holder from making the certification referenced in the parenthetical above; and provided further that in no event shall a Holder be required to make any independent investigation regarding compliance with the requirements of the second proviso of Section 2.1(a), other than the making of the inquiry of the Private Buyer referenced above and the request for a written representation or certification from the relevant Private Buyer.

d. Any proposed sale transaction covered by this Section 2.1 involving the Transfer Restricted Securities during the Initial Transfer Restriction Period that does not satisfy the terms and conditions of Section 2.1(a) or Article III, is subject to the approval of the Company’s Board of Directors (the “Board”), in its sole discretion.

      2.2     Second Transfer Restriction Period. From the expiration of the Initial Transfer Restriction Period until the first anniversary of the Closing Date (the “Second Transfer Restriction Period”), the Holders will be subject to the following restrictions on any Transfer of the Transfer Restricted Securities other than through the public market as specified in Article III, as follows:

a. Subject to Section 2.2(b) below, each Holder may Transfer its Transfer Restricted Securities to Private Buyers in one or more transactions without restriction of any kind; provided that any individual Private Buyer is not in any way “affiliated” with any other Private Buyer, is not acting in concert with any other Private Buyer and is not a member of a “group”(within the meaning of Section 13(d)(3) of the Exchange Act) that includes another Private Buyer as a member (and subject to the Company’s receipt of a certification from the relevant Holder(s) that it has made a good faith inquiry of the Private Buyer with respect to the matters covered in this proviso and that it has no reason to believe that all of the terms of this proviso have not been complied with). Each of the Holders agrees that, prior to any Transfer during the Second Transfer Period, it shall request a written representation or certification from the relevant Private Buyer that such Private Buyer meets the requirements of the proviso contained in the first sentence of this Section 2.2(a); provided, however that in no event shall the failure of such Private Buyer to make such written representation or certification preclude the proposed Transfer or preclude the Holder from making the certification referenced in the proviso contained in the first sentence of this Section 2.2(a); and provided further that in no event shall a Holder be required to make any independent investigation regarding compliance with the requirements of the proviso contained in the first sentence of this Section 2.2(a), other than the making of the inquiry of the Private Buyer and the request for a written representation or certification from the relevant Private Buyer as set forth in this Section 2.2(a).

b. Right of First Refusal.

(i) In the event of any proposed private sale transaction by a Holder upon consummation of which any single Private Buyer shall have directly or indirectly acquired Common Equivalents from the Holders in an aggregate amount exceeding 1,000,000, such Holder must first give notice to the Company (the “Transfer Notice”) which shall include (i) the name and address of the proposed Private Buyer, (ii) the number of Transfer Restricted Securities proposed to be Transferred (the “Offered Securities”), (iii) the proposed purchase price thereof (the “Purchase Price”), including the type of consideration, and (iv) all other material terms and conditions of such offer, including the date upon which the Holder and the proposed Private Buyer reasonably expect to complete the Transfer (the “Proposed Sale Date”).

(ii) Upon written notice (a “Company Notice”) to the relevant Holder within fifteen (15) Business Days (as defined below) of the Company’s receipt of a Transfer Notice, the Company or its designee shall have the right to purchase all (but not less than all) of the Offered Securities on the same terms and conditions set forth in the Transfer Notice and at the price set forth in the Transfer Notice. The Company Notice shall constitute an irrevocable commitment to purchase from the Holder the Offered Securities on such terms and conditions. The purchase of the Offered Securities described in this Section 2.2(c) must be consummated by the Company or its designee before the later of (1) fifteen (15) Business Days following receipt of the Transfer Notice by the Company and (2) the Proposed Sale Date; provided that in the event (and only in the event) that a non-cash payment is being made for the Offered Securities, and the value of the purchase price has not yet been established, the closing of the purchase of the Offered Securities under this Section 2.2(c) shall occur immediately following determination of such purchase price, which determination shall be made as set forth in Section 2.2(d). If the Company (or its designee) exercises its rights pursuant to this Section 2.2(c), then any cash payment for the Offered Securities shall be effected by check or wire transfer against delivery of the Offered Securities to be purchased at the time of the closing of the purchase.

(iii) For purposes of this Agreement, “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other government actions to close.

c. Valuation of Property. If the Purchase Price specified in the Transfer Notice is wholly or partially payable through delivery of a promissory note, then the Company or its designee may effect payment in the same fashion. If the Purchase Price specified in the Transfer Notice is payable in property other than cash or indebtedness, the Company or its designee shall have the right to pay the Purchase Price in the form of cash equal in amount to the value of such property. If the transferring Holder and the Company (or its designee) cannot agree on such cash value within fifteen (15) Business Days after the Company’s receipt of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected by the transferring Holder and the Company or, if they cannot agree on such an appraiser within ten (10) calendar days thereafter, each shall select an appraiser of recognized standing, and the two appraisers shall promptly designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the transferring Holder and the Company (or its designee). If the time for the closing of the Company’s (or its designee’s) purchase has expired but for the determination of the value of the Purchase Price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

d. Transferring Holder’s Right to Sell if Option Not Exercised. If the rights granted to the Company pursuant to this Section 2.2 are waived, or the Company (or its designee) fails to exercise such rights, then the transferring Holder shall have the right to effect the Transfer until the later of (1) sixty (60) days from the date of delivery of the Transfer Notice or (2) the Proposed Sale Date, all of the Offered Securities to the Private Buyer specified in the Transfer Notice at a price no less than the Purchase Price and on terms no more favorable to the Private Buyer than specified in the Transfer Notice.

      2.3     Free Transferability. Subject to Sections 2.4 and 2.5 below, but notwithstanding anything otherwise to the contrary in this Agreement, from and after the first anniversary of the Closing Date, there shall be no restrictions of any kind with respect to Transfers of Transfer Restricted Securities by any of the Holders, other than any restrictions imposed by applicable state or federal securities laws.

      2.4     Transfer Restrictions Generally.

      a. If any Holder should decide to Transfer the Transfer Restricted Securities held by it, such Holder understands and agrees that it generally may do so only pursuant to an effective registration statement under the Securities Act of 1933, as amended (“Securities Act”), to the Company or pursuant to an available exemption from the registration requirements of the Securities Act or Rule 144 promulgated under the Securities Act (“Rule 144”) or any other available exemption from the Securities Act. In connection with any Transfer of any Transfer Restricted Securities other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the Transferor, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that such Transfer does not require registration of such transferred securities under the Securities Act; provided, however, that if the Transfer Restricted Securities may be sold pursuant to Rule 144(k), no written opinion of counsel shall be required from the Holder if such Holder provides reasonable assurances that such security can be sold pursuant to Rule 144(k). Subject to compliance with the other terms of this Agreement, if a Holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions and reasonably acceptable to the Company, to the effect that the Transfer of the Transfer Restricted Securities may be made without registration under the Securities Act, or the Holder provides the Company with reasonable assurances that the Transfer Restricted Securities can be sold pursuant to Rule 144, the Company shall permit the Transfer, and, in the case of Common Stock, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Holder and without any restrictive legend. Notwithstanding the foregoing or anything else contained herein to the contrary, the Transfer Restricted Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

      b. Each Holder agrees to the imprinting, so long as is required by this Section 2.4(b), of the following legend, or a similar legend to the same effect, on the Transfer Restricted Securities:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THE SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS DETERMINED PURSUANT TO AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION.

      The Transfer Restricted Securities shall not contain the legend set forth above (i) if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) or (ii) if such Transfer Restricted Securities may be sold pursuant to Rule 144(k). The Company agrees that it will provide each Holder, upon request, with a certificate or certificates representing shares of Preferred Stock or Common Stock, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, the Company shall, at its own expense, upon request and upon the delivery of the legended certificate(s), reissue such certificate or certificates free of any legend.

      2.5     Transfers to Affiliates. A Holder may Transfer the Transfer Restricted Securities to an affiliate (as such term is defined in Rule 405 promulgated under the Securities Act, an “Affiliate”) at any time, provided, that such Affiliate shall execute an addendum to this Agreement and shall be bound by all of the terms of this Agreement to the same extent as the transferring Holder.

ARTICLE III.

RESTRICTIONS ON PUBLIC SALE TRANSACTIONS

      3.1     Sales of Transfer Restricted Securities in the public market:

      a. may only be made in compliance with the “brokers’ transactions” requirements of Rule 144 promulgated under the Securities Act;

      b. may only be made to persons that, to the transferring Holder’s best knowledge, are not “Private Buyers;” and

      c. if the sales price is less than $3.50 per share of Common Stock, are limited to the following number of shares of Common Stock per Holder per calendar month:

Holder	Number of Shares

Brown Simpson Partners I, Ltd.	38,500
LB I Group Inc.	29,750
The Pennsylvania State University	4,375
OTAPE LLC	4,375

ARTICLE IV.

VOTING RIGHTS

      4.1     The Preferred Stock has no voting rights, except as required by applicable law.

      4.2     To the extent that applicable law grants the Preferred Stock voting rights in the context of a merger or consolidation (a “Merger”), then the Holders agree to vote their shares of Preferred Stock in favor of the Merger if all of the following conditions are met:

a. Prior to the first anniversary of the Closing Date: (i) if the Company’s common shareholders have approved the Merger in accordance with applicable law; and (ii) the per share price to be received by the Holders in the Merger for each share of Preferred Stock is at least $3.50 in cash.

b. On or after the first anniversary of the Closing Date: (i) if the Company’s common shareholders have approved the Merger in accordance with applicable law; and (ii) if the per share price to be received by the Holders in the Merger for each share of Preferred Stock is at least equal to the value (and payable in the same form of consideration) they would have received in the Merger if they had they converted their shares of Preferred Stock into shares of Common Stock immediately prior to the Merger.

ARTICLE V.

RESTRICTIONS ON ADDITIONAL FINANCINGS

      5.1     Restrictions on Issuance of Equity. Until the first anniversary of the Closing Date, the Company hereby agrees that it will not issue any shares of capital stock (or any options, warrants or other rights to purchase shares of its capital stock) in a transaction implying a pre-money valuation of less than $14,500,000 million or at a per share price of less than $2.15; provided, however, that this restriction shall not apply to the granting of stock options to the Company’s employees or directors pursuant to stock option plans in existence on the date of this Agreement, with an exercise price at least equal to the fair market value of the Common Stock on the date of grant.

      5.2     Holders’ Right of First Refusal. Until the first anniversary of the Closing Date, the Holders shall have a right of first refusal (i) to match the terms upon which any third party proposes to purchase from the Company any equity securities of the Company having an aggregate purchase price of at least $1,000,000, on an all or none basis, and (ii) to match the terms on which the Company proposes an offering of its Common Stock. If the Company desires to engage in a transaction described in (i) or (ii) above, the Company must first give written notice to the Holders (the “Financing Notice”) which shall include (i) the number and terms of the shares of equity securities proposed to be offered (the “Offered Equity Securities”), (ii) the proposed purchase price thereof (the “Equity Purchase Price”), including the type of consideration and (iii) all other material terms and conditions of such offer.

      a. The Holders’ Option. Each Holder shall have ten (10) Business Days from the Holder’s receipt of the Financing Notice to elect to purchase such Holder’s pro rata share of the Offered Equity Securities at the same price and subject to the same terms and conditions as described in the Financing Notice. Each Holder may exercise such right, and thereby purchase all of its pro rata share (with any reallotments as provided below) of the Offered Equity Securities, by notifying the Company in writing, before the expiration of the 10 business-day period (a “Holder Notice”). The delivery to the Company of a Holder Notice shall constitute an irrevocable commitment to purchase from the Company the Offered Equity Securities. Each Holder’s pro rata share of the Offered Equity Securities shall be the result obtained by multiplying such Offered Equity Securities by a fraction, the numerator of which shall be the number of shares of Preferred Stock owned by such Holder on the date of the Financing Notice, and the denominator of which shall be the total number of shares of Preferred Stock held by all Holders on the date of the Financing Notice. To the extent the Offered Equity Securities consist of shares of more than one class or series, each Holder’s pro rata share (of Offered Equity Securities or of realloted shares, as provided below) shall be calculated as to each series of Offered Equity Securities included therein and the rights granted in this Section 5.2 shall apply to each such class or series. Each Holder shall have a right of reallotment such that, if a Holder fails to exercise the right to purchase its pro rata share of the Offered Equity Securities, the Company shall deliver a further notice to the participating Holders (a “Second Financing Notice”), who then shall have an additional right for two business days from the participating Holders’ receipt of the Second Financing Notice, to elect to purchase such non-participating Holder’s pro rata share of the Offered Equity Securities by so notifying the Company in writing pursuant to a Holder Notice, before the expiration of the two business-day period. Each participating Holder’s pro rata share of the Offered Equity Securities with respect to the reallotment shall be the result obtained by multiplying the Offered Equity Securities not previously committed to be purchased by a fraction, the numerator of which shall be the number of shares of Preferred Stock owned by such participating Holder on the date of the Second Financing Notice, and the denominator of which shall be the total number of shares of Preferred Stock held on the date of the Second Financing Notice by all Holders participating in such over-allotment. If the Holders deliver Holder Notices to the Company indicating that they will buy all of the Offered Equity Securities, then payment for the Offered Equity Securities shall be by check or wire transfer, against delivery of the Offered Equity Securities to be purchased at the time of the scheduled closing therefor, which shall be no later than 10 (12, if the shares offered in a Second Financing Notice are fully subscribed) business days after the Holders’ receipt of the Financing Notice, unless the Financing Notice contemplates a later closing (in which case it will be such date), or unless the value of the purchase price has not yet been established pursuant to Section 5.2(b) (in which event, the closing shall occur immediately following the determination of such purchase price).

      b. Valuation of Property. Should the Equity Purchase Price specified in the Financing Notice be payable in property other than cash, the Holders shall have the right to pay the Equity Purchase Price in the form of cash equal in amount to the value of such property. If the participating Holders and the Company cannot agree on such cash value within 10 business days after the Holder’s receipt of the Financing Notice, the valuation shall be made by an appraiser of recognized standing selected by the participating Holders and the Company or, if they cannot agree on such an appraiser within 10 calendar days thereafter, each shall select an appraiser of recognized standing, and the two appraisers shall promptly designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the participating Holders and the Company. If the time for the closing of the participating Holders’ purchase has expired but for the determination of the value of the Equity Purchase Price set forth in the Financing Notice, then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

      5.3     The Company’s Right to Sell if Option Not Exercised. If the rights granted to the Holders pursuant to Section 5.1 are waived or are not exercised as to all of the Offered Equity Securities, then the Company shall have the right to offer for 60 days from the delivery of the Financing Notice, all of the Offered Equity Securities specified in the Financing Notice at a price no less than the Equity Securities Price and on terms no more favorable to the offerees than specified in the Financing Notice.

ARTICLE VI.

OTHER AGREEMENTS

      6.1     Takeover Defenses. Until the earlier of (i) the fourth (4th) anniversary of the Closing Date and (ii) the second (2nd) anniversary of such date upon which the Holders hold less than 500,000 shares of

Preferred Stock, neither the Company nor any of its subsidiaries shall enter into stockholder rights plan or “poison pill” or any similar arrangement giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events. For purposes of clarification, the Company’s current Articles of Incorporation and Bylaws, as such exist on the date hereof, and applicable law are not deemed to constitute a “poison pill” or similar arrangement (provided, that the Company agrees that it will not “opt-in” to the application of any new laws that may be deemed to constitute a “poison pill” or similar arrangement).

      6.2     Employment Agreements. Notwithstanding Section 6.1 of this Agreement, the Company is permitted to enter into new employment agreements with its employees that are substantially similar to the Company’s existing “Change in Control Employment Agreements” with Messrs. McLane, Carradine, Webb, Ramsburg, Taylor and Garinger (the “Existing COC Agreements”), which agreements become effective upon a “Change in Control” (as defined in the Existing COC Agreements); provided that:

(i) such agreements may only be entered into with employees appointed to the Company’s Executive Management Committee, which consists of senior management of the Company;

(ii) such agreements provide that the “Employment Period” (as defined in the Existing COC Agreements under Section 2 thereof) shall be up to a maximum of two (2) years;

(iii) no such agreements provide for severance payments in excess of an amount equal to twelve (12) months of salary and bonus; and

(iv) such agreements, together with all of the Existing COC Agreements that are then in effect, contain provisions providing for severance payments after a Change in Control that collectively do not exceed an aggregate amount of One Million Nine Hundred Fifty Thousand Dollars ($1,950,000).

      For purposes of clarity, the relevant severance payment amount affected by clauses (iii) and (iv) of this Section 6.2 is currently provided for in Section 5(a)(i)(B) of the Existing COC Agreements.

      The terms of this Section 6.2 shall terminate simultaneously with those of Section 6.1.

      6.3     Issuance of Shares of Series A Convertible Preferred Stock. The Company acknowledges and agrees with the Holders that for so long as the Holders beneficially own at least 100,000 shares of Preferred Stock, the Company will not issue any additional shares of Preferred Stock (designated as the Series A Convertible Preferred Stock).

ARTICLE VII.

GENERAL PROVISIONS

      7.1     Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, including without limitation those certain letters of intent dated April 8, 2004 (and related term sheets) between the Company and each of Brown Simpson Partners I , Ltd. and LB I Group Inc.

      7.2     Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile, provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party (if received by 5:00 p.m. eastern time (“ET”) where such notice is received) or the first business day following such delivery (if received after 5:00 p.m. ET where such notice is received); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

      If to the Company:

Healthaxis Inc.
The Towers at Williams Square
5215 N. O’Connor Blvd., Suite 800
Irving, Texas 75039
Telephone: (972) 443-5000
Facsimile: (972) 556-0572
Attention: Chief Financial Officer

      With a copy to:

Locke Liddell & Sapp LLP
2200 Ross Avenue, Suite 2200
Dallas, Texas 75201-6776
Telephone: (214) 740-8000
Facsimile: (214) 740-8800
Attention: John B. McKnight

      If to the Transfer Agent:

Mellon Investor Services LLC
44 Wall Street, 6th Floor
New York, New York 10005
Telephone: (917) 320-6254
Facsimile: (917) 320-6318
Attention: Client Service Manager

      If to Brown Simpson Partners I, Ltd. to:

152 West 57th Street, 21st Floor
New York, New York 10019
Telephone: (212) 247-8200
Facsimile: (212) 247-1329
Attention: Mitchell D. Kaye

      If to OTAPE LLC to:

c/o OTA Limited Partnership
1 Manhattanville Road
Purchase, NY 10577
Telephone: (914) 460-4013
Facsimile: (914) 694-5831
Attention: Vinny Digeso

      If to LB I Group Inc. to:

c/o Lehman Brothers, Inc.
745 Seventh Avenue, 2nd Floor
New York, New York 10019
Telephone: (212) 526-2614
Facsimile: (212) 526-2198
Attention: Michael Blaustein

      If to The Pennsylvania State University to:

The Pennsylvania State University
103 Innovation Boulevard, Suite 212
University Park, PA 16802
Telephone: (814) 863-9150
Facsimile: (814) 863-9160
Attention: David E. Branigan

      With a copy, in the case of Notice to Brown Simpson Partners I, Ltd. to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, New Jersey 07068
Telephone: (973) 597-2500
Facsimile: (973) 597-2400
Attention: Steven E. Siesser

Each party shall provide written notice to the other party of any change in address or facsimile number in accordance with the provisions hereof.

      7.3     Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Holders of not less than sixty percent (60%) of the then outstanding shares of Preferred Stock or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. Notwithstanding the foregoing, no such amendment shall be effective to the extent that it applies to less than all of the holders of the shares of Preferred Stock outstanding. The Company shall not offer or pay any consideration to a Holder for consenting to such an amendment or waiver unless the same consideration is offered to each Holder and the same consideration is paid to each Holder that consents to such amendment or waiver.

      7.4     Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

      7.5     References. References herein to Sections are to Sections of this Agreement, unless otherwise expressly provided.

      7.6     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any of the Holders may assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the parties hereto.

      7.7     No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

      7.8     Governing Law. The corporate laws of the Commonwealth of Pennsylvania shall govern all issues concerning the relative rights of the Company and the Holders as its shareholders. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

      7.9     Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

      7.10     Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

      7.11     Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each party hereto will be entitled to specific performance of the obligations hereunder without the showing of economic loss and without any bond or other security being required. Each of the Company and the Holders (severally and not jointly) agree that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

      7.12     Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder hereunder are several and not joint with the obligations of the other Holders hereunder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holder as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.

      7.13     Payment Set Aside. To the extent that the Company makes a payment or payments to the Holders hereunder or pursuant to the Transaction Documents or the Holders enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

      7.14     Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      7.15     Automatic Adjustments. In the event that the number of shares of Common Stock issuable upon the conversion of the Preferred Stock is changed into a different number of shares of any class or classes of stock, whether by subdivision, split, recapitalization, reclassification, exchange, substitution of otherwise, all references herein to numbers of shares of Common Stock (or Common Equivalents) and per share prices of stock shall be appropriately adjusted.

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      IN WITNESS WHEREOF, the parties hereto have caused this Investors Rights Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

HEALTHAXIS INC.

By:	/s/ JAMES W. MCLANE

Name: James W. McLane

Title:	Chief Executive Officer

BROWN SIMPSON PARTNERS I, LTD.

By:	/s/ MITCHELL D. KAYE

Name: Mitchell D. Kaye

Title:	Chief Investment Officer

OTAPE LLC

By:	/s/ RICHARD M. COYNE

Name: Richard M. Coyne

Title:	General Counsel

LB I GROUP INC.

By:	/s/ MARLISA VINCIGUERRA

Name: Marlisa Vinciguerra

Title:	Attorney-in-Fact

THE PENNSYLVANIA STATE UNIVERSITY

By:	/s/ DAVID E. BRANIGAN

Name: David E. Branigan

Title:	Executive Director